EXHIBIT 99.1

              Gladstone Commercial Announces 2006 Year-End Results


    -- Reports net income available to common stockholders of approximately $2.2 million or $0.27 per diluted weighted average common share

    -- Reports funds from operations ("FFO") of approximately $9.4 million or $1.18 per diluted weighted average common share

    -- Purchased nine properties for a total investment of approximately $78.5 million

    -- Sold two properties for a net gain on sale after taxes of approximately $1.1 million or $0.14 per diluted weighted average common share

    -- Acquired one property in satisfaction of a mortgage loan for approximately $11.3 million

     MCLEAN, Va.--(BUSINESS WIRE)--Feb. 27, 2007--Gladstone Commercial Corp. (NASDAQ:GOOD) (the "Company") today reported financial results for the year ended December 31, 2006. A description of FFO, a relative non-GAAP ("Generally Accepted Accounting Principles in the United States") financial measure, is located at the end of this news release. All per share references are fully diluted weighted average common shares, unless otherwise noted.

    Net income available to common stockholders for the year ended December 31, 2006 was $2,185,938, or $0.27 per share, compared to $3,601,945, or $0.47 per share, for the same period one year ago. Net income results when compared to the same period last year were affected by increased interest expense associated with the leveraging of the Company's properties, stock option expense associated with the amendment of options granted under the Company's 2003 Equity Incentive Plan, as amended (the "2003 Plan"), the write-off of deferred financing fees related to the termination of the line of credit with Branch Banking & Trust ("BB&T"), and dividends paid on the Company's preferred stock, partially offset by the gain on the sale of the two Canadian properties in July.

    FFO for the year ended December 31, 2006 was $9,428,822, or $1.18 per share, compared to $7,253,064, or $0.94 per share, for the same period one year ago. FFO for the quarter ended December 31, 2006 was $2,293,178, or $0.28 per share, compared to $2,326,026, or $0.30 per share, for the same period one year ago. A reconciliation of net income, which the Company believes is the most directly comparable GAAP measure to FFO, is set forth below:



               For the three For the three For the year  For the year
               months ended  months ended      ended         ended
               December 31,  December 31,  December 31,  December 31,
                    2006          2005          2006          2005
               ------------- ------------- ------------- -------------

Net income         $895,853    $1,049,819    $4,372,828    $3,601,945
Less:
 Dividends
 attributable
 to preferred
 stock             (873,696)            -    (2,186,890)            -
               ------------- ------------- ------------- -------------
Net income
 available to
 common
 stockholders        22,157     1,049,819     2,185,938     3,601,945
               ------------- ------------- ------------- -------------

Add: Real
 estate
 depreciation
 and
 amortization,
 including
 discontinued
 operations       2,271,021     1,276,207     8,349,474     3,651,119
Less: Gain on
 sale of real
 estate, net
 of taxes paid            -             -    (1,106,590)            -
               ------------- ------------- ------------- -------------
FFO available
 to common
 stockholders    $2,293,178    $2,326,026    $9,428,822    $7,253,064


Weighted
 average
 shares
 outstanding -
 basic            8,052,148     7,672,000     7,827,781     7,670,219
Weighted
 average
 shares
 outstanding -
 diluted          8,196,605     7,737,297     7,986,690     7,723,220

Basic net
 income per
 weighted
 average
 common share         $0.00         $0.14         $0.28         $0.47
               ============= ============= ============= =============
Diluted net
 income per
 weighted
 average
 common share         $0.00         $0.14         $0.27         $0.47
               ============= ============= ============= =============
Basic FFO per
 weighted
 average
 common share         $0.28         $0.30         $1.20         $0.95
               ============= ============= ============= =============
Diluted FFO
 per weighted
 average
 common share         $0.28         $0.30         $1.18         $0.94
               ============= ============= ============= =============


    Year-end highlights:

    -- Purchased nine properties with an aggregate of approximately 979,000 square feet for an aggregate purchase price of approximately $78.5 million;

    -- Sold two properties for a net gain on sale after taxes of approximately $1.1 million; and

    -- Acquired one property in satisfaction of the mortgage loan on the Sterling Heights, Michigan property for approximately
        $11.3 million.

    In August 2006, the Company ceased accruing revenues on its mortgage loan secured by an industrial property in Sterling Heights, Michigan, placed the borrower in default and began pursuing available remedies under its mortgage, including instituting foreclosure proceedings on the property. At the foreclosure sale on September 22, 2006, the Company was the successful bidder. The Company recorded the real estate asset at approximately $11.3 million, which equaled the outstanding principal balance and accrued, non-default interest due under the mortgage loan to the Company. On October 20, 2006, the Company executed a lease with a new tenant for the property, with a term of ten years. The lease provides for annual rents of approximately $1.1 million in 2007, with prescribed escalations thereafter. The Company also pursued its deficiency relating to default interest, expenses and prepayment fees of approximately $650,000 against the borrower and its affiliated tenant who had filed for bankruptcy protection and collected approximately $655,000 from the tenant and borrower in October 2006.

    On August 31, 2006, all the holders of outstanding stock options accepted the Company's offer to amend their stock options and accelerate the expiration date of the outstanding options to December 31, 2006. All outstanding stock options were exercised before December 31, 2006. The acceptance of the offer allowed the Company to enter into an amended and restated investment advisory agreement (the "Amended Advisory Agreement") with the Company's external investment adviser, Gladstone Management Corporation (the "Adviser"), and an administration agreement (the "Administration Agreement") between the Company and Gladstone Administration, LLC, a wholly-owned subsidiary of the Adviser. The Company terminated the 2003 Plan on December 31, 2006. Upon termination of the 2003 Plan, the Company implemented the Amended Advisory Agreement and Administration Agreement effective on January 1, 2007.

    On December 29, 2006, the Company entered into a $75 million senior revolving credit agreement with a syndicate of banks led by KeyBank National Association, which matures on December 29, 2009 with an option to extend for an additional year. The new revolving credit facility replaces a previous facility led by BB&T, which was terminated upon the closing of the new line.

    "Our year end results were affected by several non-recurring items, including stock option expense associated with the amendment of options granted under the 2003 Plan and the write-off of deferred financing fees related to the termination of the line of credit with BB&T totaling approximately $985,000 or $0.12 per share," said Chip Stelljes, Executive Vice President and Chief Investment Officer. "These non-recurring expenses were positively offset by the nine properties acquired during the year, along with the sale of the two Canadian properties. We also signed a ten year lease with a new tenant for our Sterling Heights, Michigan property, allowing us to create an income producing asset from the previously defaulted mortgage loan on the property. We believe the property dispositions, the successful leasing of the Michigan property, along with the acquisition of nine properties during the year will benefit our shareholders over the long term and will result in a stronger and more focused portfolio in 2007."

    Subsequent to year end, the Company:

    -- Declared monthly cash dividends on common stock of $0.12 per common share for each of the months of January, February and March 2007;

    --  Declared monthly cash dividends on Series A Cumulative
        Redeemable Preferred Stock of $0.1614583 per share for the months of January, February and March 2007;

    --  Declared monthly cash dividends on Series B Cumulative
        Redeemable Preferred Stock of $0.15625 per share for the months of January, February and March 2007; and

    -- Acquired two properties with an aggregate of 175,500 square feet for a purchase price of approximately $15.7 million.

    The financial statements attached below are without footnotes so readers should obtain and carefully review the Company's Form 10-K for the year ended December 31, 2006, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-K today with the SEC and the Form 10-K can be retrieved from the SEC's website at www.sec.gov or the Company's website at www.GladstoneCommercial.com.

    The Company will hold a conference call Wednesday, February 28, 2007 at 8:30 a.m. ET to discuss its earnings results. Please call
(877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.

    The conference call replay will be available two hours after the call and will be available through March 28, 2007. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 230522.

    Gladstone Commercial Corporation is a publicly traded real estate investment trust that focuses on investing in and owning triple-net leased industrial, commercial and retail real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.

    For further information, contact Investor Relations at 703-287-5835.

    NON-GAAP FINANCIAL MEASURES

    Funds from Operations

    The National Association of Real Estate Investment Trusts ("NAREIT") developed FFO, as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income), and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

    The Company believes that FFO per share provides investors with a further context for evaluating the Company's financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company's FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.

    To learn more about FFO please refer to the Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission today.

    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company and the closing of any transaction. Words such as "may," "will," "believes," "anticipates," "intends," "expects," "projects," "estimates" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans, expectations and beliefs that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended, December 31, 2006, as filed with the Securities and Exchange Commission on February 27, 2007. The risk factors set forth in the Form 10-K for the year ended December 31, 2006 under the caption "Risk Factors" are specifically incorporated by references into this press release. All forward-looking statements are based on current plans, expectations and beliefs and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                   Gladstone Commercial Corporation
                     Consolidated Balance Sheets

                                           December 31,  December 31,
                                                2006          2005
                                           ------------- -------------

ASSETS
Real estate, net of accumulated
 depreciation of $8,595,419 and
 $3,408,878, respectively                  $235,118,123  $161,634,761
Lease intangibles, net of accumulated
 amortization of $4,175,685 and
 $1,221,413, respectively                    23,416,696    13,947,484
Mortgage notes receivable                    10,000,000    21,025,815
Cash and cash equivalents                    36,005,686     1,740,159
Restricted cash                               1,225,162     1,974,436
Funds held in escrow                          1,635,819     1,041,292
Interest receivable - mortgage note                   -        70,749
Interest receivable - employees                  43,716             -
Deferred rent receivable                      3,607,279     2,590,617
Deferred financing costs, net of
 accumulated amortization of $1,467,297
 and $260,099, respectively                   3,713,004     1,811,017
Prepaid expenses                                521,290       385,043
Deposits on real estate                         300,000       600,000
Accounts receivable                             179,247       225,581
                                           ------------- -------------

TOTAL ASSETS                               $315,766,022  $207,046,954
                                           ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Mortgage notes payable                     $154,494,438   $61,558,961
Borrowings under line of credit                       -    43,560,000
Deferred rent liability                       4,718,599             -
Asset retirement obligation liability         1,631,294             -
Accounts payable and accrued expenses           673,410       493,002
Due to adviser                                  183,042       164,155
Rent received in advance, security
 deposits and funds held in escrow            1,841,063     2,322,300
                                           ------------- -------------

Total Liabilities                           163,541,846   108,098,418
                                           ------------- -------------

STOCKHOLDERS' EQUITY
Redeemable preferred stock, $0.001 par
 value; $25 liquidation preference;
 2,300,000 shares authorized and 2,150,000
 shares issued and outstanding at December
 31, 2006                                         2,150             -
Common stock, $0.001 par value, 17,700,000
 shares authorized and 8,565,264 and
 7,672,000 shares issued and outstanding,
 respectively                                     8,565         7,672
Additional paid in capital                  170,640,979   105,502,544
Notes receivable - employees                 (3,201,322)     (432,282)
Distributions in excess of accumulated
 earnings                                   (15,226,196)   (6,129,398)
                                           ------------- -------------

Total Stockholders' Equity                  152,224,176    98,948,536
                                           ------------- -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $315,766,022  $207,046,954
                                           ============= =============




                   Gladstone Commercial Corporation
                Consolidated Statements of Operations

                                   For the year ended December 31,
                                --------------------------------------
                                   2006         2005         2004
                                ------------ ------------ ------------
Operating revenues
  Rental income                 $23,964,035  $10,853,903   $3,210,142
  Interest income from mortgage
   notes receivable               1,845,231    1,915,795      981,187
  Tenant recovery revenue           136,280      111,808            -
                                ------------ ------------ ------------
    Total operating revenues     25,945,546   12,881,506    4,191,329
                                ------------ ------------ ------------

Operating expenses
  Depreciation and amortization   8,297,174    3,521,128      946,971
  Management advisory fee         2,902,053    2,118,040    1,187,776
  Professional fees                 953,066      563,205      448,969
  Taxes and licenses                193,032      242,803       13,603
  Insurance                         417,909      274,166      250,816
  General and administrative        469,260      249,791      276,192
  Shareholder related expenses      311,049      215,907      152,408
  Asset retirement obligation
   expense                          129,142            -            -
  Stock option compensation
   expense                          394,411            -            -
                                ------------ ------------ ------------
    Total operating expenses     14,067,096    7,185,040    3,276,735
                                ------------ ------------ ------------

Other income (expense)
  Interest income from
   temporary investments             76,772      126,826      608,617
  Interest income - employee
   loans                            125,788       21,041        6,042
  Other income                      380,915            -            -
  Interest expense               (9,104,894)  (2,333,376)           -
                                ------------ ------------ ------------
    Total other income
     (expense)                   (8,521,419)  (2,185,509)     614,659
                                ------------ ------------ ------------

Income from continuing
 operations                       3,357,031    3,510,957    1,529,253
                                ------------ ------------ ------------

Discontinued operations
  Income from discontinued
   operations                       112,145      309,545       94,675
  Net realized loss from
   foreign currency
   transactions                    (202,938)      (6,278)           -
  Net unrealized loss from
   foreign currency
   transactions                           -     (212,279)           -
  Gain on sale of real estate     1,422,026            -            -
  Taxes on sale of real estate     (315,436)           -            -
                                ------------ ------------ ------------
    Total discontinued
     operations                   1,015,797       90,988       94,675
                                ------------ ------------ ------------

Net income                        4,372,828    3,601,945    1,623,928
                                ------------ ------------ ------------

Dividends attributable to
 preferred stock                 (2,186,890)           -            -
                                ------------ ------------ ------------

Net income available to common
 stockholders                    $2,185,938   $3,601,945   $1,623,928
                                ============ ============ ============

Earnings per weighted average
 common share - basic
  Income from continuing
   operations (net of dividends
   attributable to preferred
   stock)                             $0.15        $0.46        $0.20
  Discontinued operations              0.13         0.01         0.01
                                ------------ ------------ ------------

  Net income available to
   common stockholders                $0.28        $0.47        $0.21
                                ============ ============ ============

Earnings per weighted average
 common share - diluted
  Income from continuing
   operations (net of dividends
   attributable to preferred
   stock)                             $0.14        $0.46        $0.20
  Discontinued operations              0.13         0.01         0.01
                                ------------ ------------ ------------

  Net income available to
   common stockholders                $0.27        $0.47        $0.21
                                ============ ============ ============

Weighted average shares
 outstanding
  Basic                           7,827,781    7,670,219    7,649,855
                                ============ ============ ============
  Diluted                         7,986,690    7,723,220    7,708,534
                                ============ ============ ============




                   Gladstone Commercial Corporation
                Consolidated Statements of Cash Flows

                                  For the year ended December 31,
                             -----------------------------------------
                                 2006          2005          2004
                             ------------- ------------- -------------

Cash flows from operating
 activities:
  Net income                   $4,372,828    $3,601,945    $1,623,928
Adjustments to reconcile net
 income to net cash provided
 by operating activities:
    Depreciation and
     amortization, including
     discontinued operations    8,349,474     3,651,119       973,345
    Amortization of deferred
     financing costs,
     including discontinued
     operations                 1,207,198       260,099             -
    Amortization of deferred
     rent asset                   253,496       178,070             -
    Amortization of deferred
     rent liability              (696,261)            -             -
    Asset retirement
     obligation expense,
     including discontinued
     operations                   139,074             -             -
    Increase in deferred
     rent receivable           (1,270,159)     (562,133)     (210,846)
    Stock compensation            394,411             -             -
    Increase in mortgage
     notes payable due to
     change in value of
     foreign currency             202,066       209,395             -
    Value of building
     acquired in excess of
     mortgage note
     satisfied, applied to
     interest income             (335,701)            -             -
    Gain on sale of real
     estate                    (1,422,026)            -             -
    Decrease (increase) in
     mortgage interest
     receivable                    70,749        (5,954)      (64,795)
    (Increase) decrease in
     employee interest
     receivable                   (43,716)        4,792        (4,792)
    Increase in prepaid
     expenses and other
     assets                       (89,913)     (425,120)        5,928
    Increase in accounts
     payable, accrued
     expenses, and amount
     due adviser                  196,294       359,537        63,325
    Increase in rent
     received in advance and
     security deposits            695,988       488,913       214,066
                             ------------- ------------- -------------
       Net cash provided by
        operating activities   12,023,802     7,760,663     2,600,159
                             ------------- ------------- -------------

Cash flows from investing
 activities:
   Real estate investments    (48,339,307) (117,531,731)  (58,875,648)
   Proceeds from sales of
    real estate                 2,102,567             -             -
   Issuance of mortgage note
    receivable                          -   (10,000,000)  (11,170,000)
   Principal repayments on
    mortgage notes
    receivable                     44,742        81,902        62,283
   Net payments to lenders
    for reserves held in
    escrow                     (3,346,216)   (1,041,292)            -
   Increase in reserves from
    tenants                     1,574,464       158,646             -
   Deposits on future
    acquisitions                 (900,000)   (2,686,000)     (775,000)
   Deposits applied against
    real estate investments     1,200,000     1,986,000       725,000
   Refunds of deposits on
    real estate                         -       150,000             -
                             ------------- ------------- -------------
       Net cash used in
        investing activities  (47,663,750) (128,882,475)  (70,033,365)
                             ------------- ------------- -------------

Cash flows from financing
 activities:
  Proceeds from share
   issuance                    65,089,026             -             -
  Redemption of shares for
   payment of taxes              (457,634)            -             -
  Offering costs               (2,654,279)            -        (7,730)
  Borrowings under mortgage
   notes payable               68,055,000    61,419,179             -
  Principal repayments on
   mortgage notes payable        (604,318)      (70,479)            -
  Borrowings from line of
   credit                      71,400,400    85,460,000             -
  Repayments on line of
   credit                    (114,960,400)  (41,900,000)            -
  Increase (decrease) in
   restricted cash                749,274      (513,761)            -
  Principal repayments on
   employee loans                     914        17,718             -
  Payments for deferred
   financing costs             (3,242,881)   (2,021,115)      (50,000)
  Dividends paid for common
   and preferred              (13,469,627)   (8,283,860)   (2,830,540)
                             ------------- ------------- -------------
       Net cash provided by
        (used in) financing
        activities             69,905,475    94,107,682    (2,888,270)
                             ------------- ------------- -------------

Net increase (decrease) in
 cash and cash equivalents     34,265,527   (27,014,130)  (70,321,476)

Cash and cash equivalents,
 beginning of period            1,740,159    28,754,289    99,075,765

                             ------------- ------------- -------------
Cash and cash equivalents,
 end of period                $36,005,686    $1,740,159   $28,754,289
                             ============= ============= =============


Cash paid during period for
 interest                      $8,045,342    $2,014,236            $-
                             ------------- ------------- -------------

NON-CASH INVESTING
 ACTIVITIES

Increase in asset retirement
 obligation                    $1,631,294            $-            $-
                             ------------- ------------- -------------

NON-CASH FINANCING
 ACTIVITIES

Fixed rate debt assumed in
 connection with
 acquisitions                 $30,129,654            $-            $-
                             ------------- ------------- -------------

Assumption of mortgage notes
 payable by buyer              $4,846,925            $-            $-
                             ------------- ------------- -------------

Notes receivable issued in
 exchange for common stock
 associated with the
 exercise of employee stock
 options                       $2,769,954       $75,000      $375,000
                             ------------- ------------- -------------

Acquisition of building in
 satisfaction of mortgage
 note receivable              $11,316,774            $-            $-
                             ------------- ------------- -------------

    CONTACT: Gladstone Commercial Corp.
             Robert Johnson, 703-287-5835